Reynolds Consumer Products Announces Extended and Upsized Revolving Credit Facility

LAKE FOREST, Ill., October 17, 2024 – (BUSINESSWIRE) – Reynolds Consumer Products Inc. (Nasdaq: REYN) (the “Company”), a leading provider of household products, today announced an amendment to its credit agreement that provides a new revolving credit facility through a syndicate of banks led by Wells Fargo.
The parties replaced an undrawn $250 million senior secured revolving credit facility maturing in February 2026 with an undrawn $700 million senior secured revolving credit facility maturing in October 2029 under the credit agreement. The sizing places the revolving facility more in line with companies with similarly strong credit characteristics.
The Company’s senior secured term loan facility under the credit agreement continues to mature in February 2027 and had outstanding indebtedness of $1.784 billion on June 30, 2024.
“Our capital allocation priorities remain unchanged and we are pleased to successfully extend and upsize our revolving credit facility as part of our ongoing work to optimize our capital structure and increase our financial flexibility.” said Scott Huckins, Chief Financial Officer. “We continue to actively monitor market conditions for refinancing the term loan facility, benefiting from our strong cash flow profile and improved credit metrics.”
Wells Fargo acted as lead left arranger and syndication agent for the revolving credit facility.
About Reynolds Consumer Products Inc.
Reynolds Consumer Products is a leading provider of household products that simplify daily life so consumers can enjoy what matters most. With a presence in 95% of households across the United States, Reynolds Consumer Products manufactures and sells products that people use in their homes for cooking, serving, cleanup and storage. Iconic brands include Reynolds Wrap® aluminum foil and Hefty® trash bags and disposable tableware, as well as dedicated store brands which are strategically important to retail customers. Overall, Reynolds Consumer Products holds the No. 1 or No. 2 U.S. market share position in majority of product categories it serves. For more information, visit https://investors.reynoldsconsumerproducts.com/.

Forward Looking Statements
This press release contains statements reflecting our views about our future performance that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about our plans to refinance our term loan facility. In some cases, you can identify these statements by forward-looking words such as “may,” “might,” “will,” “should,” “expects,” “intends,” “outlook,” “forecast”, “position”, “committed,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “model”, “assumes,” “confident,” “look forward,” “potential” “on track”, or “continue,” the negative of these terms and other comparable terminology. These forward-looking statements, which are subject to risks, uncertainties and assumptions about us, may include plans and expectations related to refinancing our term loan facility, the timing thereof, our cash flow profile, our credit metrics, our capital structure and our financial flexibility. These statements are only predictions based on our current expectations and projections about future events. There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward-looking statements, including but not limited to the risk factors set forth in our most recent Annual Report on Form 10-K and in our Quarterly Reports on Form 10-Q.

For additional information on these and other factors that could cause our actual results to materially differ from those set forth herein, please see our filings with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K and subsequent filings. Investors are cautioned not to place undue reliance on any such forward-looking statements, which speak only as of the date they are made. The Company undertakes no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.
REYN-F

Investor Contact:

Mark Swartzberg
Mark.Swartzberg@reynoldsbrands.com
(847) 482-4081
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